UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): November 20, 2013

CIRQUE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 W. Congress, Suite 350 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-963-2622

Copies to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn.: Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology.  These statements may be found under “Risk Factors” and “Business,” as well as in this Current Report on Form 8-K generally.  In particular, these include statements relating to future actions, prospective product approvals, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate, as a result of inaccurate assumptions we might make or known or unknown risks or uncertainties. Therefore, although we believe that these statements are based upon reasonable assumptions, including projections of operating margins, earnings, cash flows, working capital, capital expenditures and other projections, no forward-looking statement can be guaranteed. Our forward-looking statements are not guarantees of future performance, and actual results or developments may differ materially from the expectations they express.  You should not place undue reliance on these forward-looking statements.

These statements also represent our estimates and assumptions only as of the date that they were made and we expressly disclaim any duty to provide updates to them or the estimates and assumptions associated with them after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any predictive statement in this report, whether as a result of new information, future events or otherwise, except as otherwise required by law.  You are advised, however, to consult any additional disclosures we make in reports we file with the SEC on Form 10-K, Form 10-Q and Form 8-K.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Cirque Energy, Inc. (OTCQB: EWRL), today announced that the Company has entered into a Joint Development Agreement (the “JDA”) with Northrop Grumman Systems Corporation, acting through its Information Systems Sector, Defense Systems Divisions (‘Northrup”) for the development of a Deployable Gasification Unit (“DGU”).

Cirque Energy, Inc. (“Cirque”) has in the past, acting in a subcontractor capacity, created a conceptual DGU on behalf of Northrop. Cirque believes that the DGU is capable of converting byproducts or waste generated at military installations, natural disaster locations, or commercial or industrial sites into electricity and recoverable heat. These units utilize low temperature, starved air gasification technology coupled with conventional reciprocating engine technology.

Northrop and Cirque are committed to continue technology development for the DGU towards commercialization. Pursuant to the JDA, Northrop in partnership with Cirque is producing the first working DGU prototype for testing and demonstration for military, government, and commercial customers. Cirque anticipates that the DGU unit will be completed during 2014.

Under the JDA, Cirque Energy will lead development, manufacturing, and testing of the initial demonstration DGU, with input from Northrop. Upon successful demonstration, Northrop is expected to manufacture DGU’s for exclusive sale by Northrop and Cirque. Cirque shall be responsible for funding the DGU and Northrup shall provide Cirque with certain intellectual property with a view to enabling Cirque to complete the development of the DGU.

The foregoing description of the JDA does not purport to be complete and is qualified in its entirety by reference to the complete text of the JDA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

On November 20, 2013, Cirque issued a press release regarding the JDA with Northrup. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Joint Development Agreement dated as of November 14, 2013

99.1	Text of press release issued by Cirque Energy, Inc. on November 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: November 20, 2013	By:	/s/ Roger Silverthorn
Roger Silverthorn Chief Financial Officer